EXHIBIT 10.4
DEX ONE CORPORATION EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT (PERFORMANCE SHARES)
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Participant:    [____________]
Grant Date:    [____________]
Target Number of Restricted Stock Units (the “Target RSUs”):        [____________]
Maximum Number of Shares of Common Stock that may be issued pursuant to this Agreement (the “Maximum Shares”):    [____________]
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THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Dex One Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Dex One Corporation Equity Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee.
WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Restricted Stock Unit Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall control. Without limiting the generality of the preceding sentences, the number of shares of Common Stock subject to this Restricted Stock Unit Award shall be subject to adjustment as provided in Section 5.7 of the Plan.
2.    Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of Target RSUs specified above, with the actual number of shares of Common Stock to be issued pursuant to this Award contingent upon satisfaction of the vesting conditions described in Section 3 hereof, subject to Section 4, which may not exceed the Maximum Shares. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3.    Vesting.
(a)    The RSUs subject to this Award shall be subject to both a time-based vesting condition (the “Time-Based Condition”) and a performance-based vesting condition (the “Performance Condition”), as described herein. None of the RSUs (or any portion thereof) shall be “vested” for purposes of this Agreement unless and until both the Time-Based Condition and the Performance Condition for such RSUs are satisfied.
(i)    The Time-Based Condition for the RSUs shall be satisfied as of the date that the Company’s financial results for calendar year 2014 are ratified by the Board (which shall occur following the end of such calendar year and prior to March 15, 2015), subject to the Participant’s continued service with the Company or any of its Subsidiaries through the date of such ratification. There shall be no proportionate or partial satisfaction of the Time-Based Condition prior to the date of such ratification, except as specifically provided in this Agreement.
(ii)    The Performance Condition shall be satisfied as to the number of Target RSUs for each of calendar year 2012, 2013 and 2014, subject to the Company’s satisfaction of the applicable level of performance, in each case as determined pursuant to the tables below.
Calendar Year 2012. 1/3rd (33.33%) of the Target RSUs (the “2012 RSUs”) shall be eligible to satisfy the Performance Condition based upon the Company’s performance in calendar year 2012 in accordance with the following schedule:

Level of Performance	Ad Sales	Percentage of 2012 RSUs for which the Performance Condition is Satisfied
Threshold	[ ]	50%
Target	[ ]	100%
Maximum	[ ]	150%

Calendar Year 2013. 1/3rd (33.33%) of the Target RSUs (the “2013 RSUs”) shall be eligible to satisfy the Performance Condition based upon the Company’s performance in calendar year 2013 in accordance with the following schedule, with the particular levels of performance to be determined by the Committee within sixty (60) days of the beginning of calendar year 2013:

Level of Performance	Ad Sales	Percentage of 2013 RSUs for which the Performance Condition is Satisfied
Threshold	[ ]	50%
Target	[ ]	100%
Maximum	[ ]	150%

Calendar Year 2014. 1/3rd (33.33%) of the Target RSUs (the “2014 RSUs”) shall be eligible to satisfy the Performance Condition based upon the Company’s performance in calendar year 2014 in accordance with the following schedule, with the particular levels of performance to be determined by the Committee within sixty (60) days of the beginning of calendar year 2014:

Level of Performance	Ad Sales	Percentage of 2014 RSUs for which the Performance Condition is Satisfied
Threshold	[ ]	50%
Target	[ ]	100%
Maximum	[ ]	150%

For purposes of this Section 3(a)(ii), (A) the term “Ad Sales” shall mean the non-GAAP statistical measure consisting of sales of advertising in print directories distributed during the applicable period and Internet-based products and services with respect to which such advertising first appeared publicly during the applicable period, as determined by the Committee in its reasonable discretion. For the avoidance of doubt, in no event shall the Performance Condition be deemed satisfied unless Ad Sales for the applicable performance period equal or exceed the threshold level for such period. To the extent that actual Ad Sales for the applicable calendar year are between the threshold and target levels or between the target and maximum levels described in each table, the percentage at which the Performance Condition is satisfied for such calendar year shall be determined on a pro rata basis using straight line interpolation; provided that the Performance Condition shall not be satisfied and no Target RSUs for a calendar year shall become vested if the actual Ad Sales are less than the threshold level of performance for such calendar year; and provided, further, that the maximum number of Target RSUs that satisfy the Performance Condition for any calendar year shall not exceed 150% of the Target RSUs eligible to satisfy the Performance Condition in such calendar year.
(b)    Certain Terminations. Notwithstanding the foregoing, in the event of the Participant’s termination of service with the Company and its Subsidiaries pursuant to a Qualifying Termination (as defined in Section 3(e) below), then:

(i)    the Time-Based Condition shall be deemed satisfied as to the number of RSUs for which the Performance Conditions were satisfied for any calendar year (if any) ending prior to such Qualifying Termination;
(ii)    the Time-Based Condition and the Performance Condition shall be deemed satisfied for the calendar year that includes the Qualifying Termination in an amount equal to the product of (A) a fraction, the numerator of which is the number of days on and after January 1, 2012 occurring prior to the date of such Qualifying Termination and the denominator of which is the number of days in the period beginning on January 1, 2012 and ending on December 31, 2014 and (B) the number of RSUs for which the Performance Condition is satisfied for the applicable calendar year, determined in accordance with the tables in Section 3(a)(ii) above; and
(iii)    the Time-Based Condition and the Performance Condition shall be deemed satisfied for any calendar year following the calendar year that includes the Qualifying Termination and is specified in the tables in Section 3(a)(ii) above (if any) in an amount equal to the product of (A) a fraction, the numerator of which is the number of days on and after January 1, 2012 occurring prior to the date of such Qualifying Termination and the denominator of which is the number of days in the period beginning on January 1, 2012 and ending on December 31, 2014 and (B) the number of RSUs that would vest in such calendar year had the Performance Condition for such calendar year been satisfied at the target level specified in the tables in Section 3(a)(ii) above.
(c)    Change in Control. The Performance Condition for any calendar year that includes or is subsequent to a Change in Control shall become satisfied upon the occurrence of a Change in Control as to the number of RSUs that would have vested in such calendar year had the Performance Condition been satisfied at the target level specified in the tables in Section 3(a)(ii), so long as the Participant has remained continuously employed until the date of such Change in Control, and the RSUs shall continue to be subject to the Time-Based Condition. Notwithstanding the foregoing, (i) in the event that the Participant has remained continuously employed until the date of such Change in Control and the RSUs are not substituted in accordance with Section 5.8(a)(2) of the Plan, the Time-Based Condition shall be deemed satisfied for all such RSUs for which the Performance Condition was satisfied immediately upon such Change in Control (taking into account the accelerated Performance Conditions described in this paragraph), and (ii) in the event of a Participant’s Qualifying Termination following a Change in Control, the Time-Based Condition shall be deemed satisfied for any RSUs for which the Performance Condition was previously satisfied (including satisfaction of the Performance Condition pursuant to the provisions of this Section 3(c)).
(d)    Forfeiture. Except as otherwise provided herein, all RSUs for which both the Time-Based Condition and the Performance Condition have not been satisfied prior to a Participant’s termination of service with the Company and its Subsidiaries for any reason (after taking into account any accelerated vesting on account of such termination as provided in this Agreement) shall be immediately forfeited upon such termination and the Participant shall have no further rights to such RSUs hereunder.
(e)    Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings provided below:
(i)    “Qualifying Termination” means a termination of the Participant’s service by the Company without “Cause” or by the Participant for “Good Reason.”
(ii)     “Cause,” means (i) the Participant’s willful and continued failure substantially to perform the duties of his or her position (other than as a result of total or partial incapacity due to physical or mental illness or as a result of a termination by Executive for Good Reason, as hereinafter defined), (ii) any willful act or omission by the Participant constituting dishonesty, fraud or other malfeasance, which in any such case is demonstrably (and, in the case of other malfeasance, materially) injurious to the financial condition or business reputation of the Company, or (iii) the Participant’s conviction of a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company conducts business which materially impairs the value of Participant’s services to the Company. For purposes of this definition, no act or failure to act shall be deemed “willful” unless effected by the Participant not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the best interests of the Employer.
(iii)    “Change in Control” shall mean the occurrence of any of the following events:
(1)    Any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;
(2)    During any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person (as defined above) who has entered into an agreement with the Company to effect a transaction described in subsections (1), (3) or (4) of this definition) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;
(3)    The shareholders of the Company have approved a merger or consolidation of the Company with any other company and all other required governmental approvals of such merger or consolidation have been obtained, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as defined above) becomes the beneficial owner (as defined above) of more than 30% of the combined voting power of the Company’s then outstanding securities;
(4)    The shareholders of the Company have approved a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, and all other required governmental approvals of such transaction have been obtained; or
(5)    Any other event that would be required to be reported as a “change in control” on Form 8-K under the Exchange Act or which the Board determines constitutes a Change in Control.
(iv)    “Good Reason” mean without such Participant’s consent: (a) material diminution in (i) the Participant’s then current title, but only if such diminution accompanies a diminution in the

Participant’s position, duties or responsibilities, or (ii) the Participant’s then-current position, duties or responsibilities; or (b) the assignment to the Participant of duties and responsibilities that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with the Participant’s then current position; or (c) material reduction in such Participant’s total compensation opportunity under any and all base salary, annual incentive, long term incentive, stock award and other compensatory plans and programs made available to the Participant by Company in connection with his or her employment, except for any such reduction that reasonably proportionately adversely impacts all other similarly situated employees, or (d) material relocation of the Participant’s principal workplace without his or her consent (for purposes of this definition, “material relocation” shall mean a relocation of the Participant’s principal workplace by a distance that exceeds fifty (50) miles. Notwithstanding the foregoing, “Good Reason” shall only be found to exist if the Participant has provided written notice to the Company of the condition giving rise to Good Reason within ninety (90) days following the occurrence of the condition giving rise to Good Reason, the Company does not cure such condition within thirty (30) days following the receipt of such notice from the Participant, and the Participant resigns within 180 days following the initial existence of such condition.
4.    Delivery of Shares. Following the satisfaction of both the Time-Based Condition and the Performance Condition with respect to any part of the RSUs granted hereunder, the Participant shall receive the number of shares of Common Stock that correspond to the number of such RSUs, which shall be delivered no later than March 15 of the calendar year following the calendar year in which or with respect to which both such vesting conditions were satisfied; provided that the Participant shall be obligated to pay to the Company the aggregate par value of the shares of Common Stock to be issued within ten (10) days following the issuance of such Common Stock unless such Common Stock has been issued by the Company from the Company’s treasury; provided further that, rather than deliver such shares of Common Stock, the Company may, at the discretion of the Committee, deliver an amount of cash equal to the Fair Market Value of the Common Stock that is not otherwise delivered, paid at the same time such Common Stock would otherwise be required to be delivered pursuant to this Section 4.
Example: Assume that a Participant has a Qualifying Termination on April 1 of calendar year 2013 (therefore remaining employed for 25% of calendar year 2013), that the Performance Condition for 2012 was satisfied at the maximum level and that the Company determined following the conclusion of calendar year 2013 that the Performance Condition for 2013 was satisfied at the threshold level. Upon such termination both the Time-Based Condition and the Performance Condition are satisfied as to the sum of the following RSUs; (i) the product of 1/3 of the Target RSUs and 150%, (ii) 5/12ths of the product of 1/3 of the Target RSUs and 50% and (iii) 5/12ths of the product of 1/3 of the Target RSUs and 100%. A number of shares of Common Stock equal to this number of RSUs would be delivered following the Company’s determination of the level of performance for calendar year 2013, but in no event later than March 15, 2014, and the Participant shall have no further rights to any additional RSUs or shares of Common Stock pursuant to this Agreement.
5.    No Rights as Stockholder. The Participant shall have no rights as a stockholder (including, without limitation, voting rights and rights to dividends) with respect to any shares of Common Stock covered by any RSU unless and until the Participant has become the holder of record of such shares.
6.    Non-Transferability. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, unless and until payment is made in respect of vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested shares of Common Stock issuable hereunder.
7.    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8.    Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable to the Participant hereunder, as provided in Section 5.5 of the Plan.
9.    Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:
(a)    The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 9.
(b)    If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).
(c)    If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.
10.    Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
11.    Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel (or its designee) of the Company, or, if not available, the Board. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
12.    No Right to Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Participant’s service at any time, for any reason and with or without Cause.

13.    Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes. This authorization and consent is freely given by the Participant.
14.    Compliance with Laws. The grant of RSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the RSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.
15.    Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent as is reasonable under the circumstances.
16.    Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.
17.    Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
18.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
19.    Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
20.    Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
21.    Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time, subject to the limitations contained in the Plan or this Agreement; (b) the Award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DEX ONE CORPORATION
By:_____________________________
Name:___________________________
Title:____________________________

PARTICIPANT

Name:___________________________